UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 26, 2003


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)

           Florida               5 Ridge Road               65-1102237
                               Cos Cob, CT 06807
       (State or other            203-622-1848           (I.R.S. Employer
       jurisdiction of                                  Identification No.)
       incorporation or      (Address of Principal
        organization)          Executive Offices)



              Registrant's telephone number, including area code: 203-622-1848

================================================================================


Item 5.  Other Events and Regulation FD Disclosure.

We have, through a wholly owned subsidiary, entered into an Agreement under which we have been appointed by Repro-Med Systems, Inc. as the exclusive worldwide distributor of two gynecological medical devices. The devices consist of a Masterson Endometrial Biopsy Kit for in-office physician biopsy sampling procedures and the Thermal Cautery System is designed to be used by physicians for tubal ligation procedures. The devices are not protected by any patents.
As part of the Agreement, depending upon sales levels of the devices, we have agreed to issue a maximum of 120,000 shares of our common stock to Repro-Med and Repro-Med has agreed to issue a maximum of 240,000 shares of its common stock to us.

In the event that sales of the devices do not reach the minimum levels commencing on August 26, 2003 as set forth in the table below, our distribution rights shall become non-exclusive unless Repro-Med, at its sole option, terminates our distribution rights in connection with the sale or entry by Repro-Med into an exclusive distribution agreement with a third party upon payment to us of an amount equal to our sales of the devices in excess of $180,000 less our cost of such sales, during the twelve month period immediately preceding the termination.

TIME PERIOD                                 MINIMUM SALES
------------                                --------------
18 months                                    $350,000
19th through 30th Month                      $675.000
31st through 42nd Month                    $1,175,000

Prior to the time, if any, that the exclusive rights are terminated, the price we will pay to Repro-Med for the first $180,000 of sales of the devices to our customers during each twelve month period commencing August 26, 2003 shall be the full amount paid to us by our customers, less any returns or allowances. Subsequent to any such termination, the price we will pay to Repro-Med for the first $180,000 of such sales to customers identified by Repro-Med as existing customers during each twelve month period commencing upon such termination shall be the full amount paid to us by such identified customers, less any returns or allowances. Repro-Med has advised us that its current annual sales of the devices are approximately $180,000.

Our ability to distribute the devices is, in substantial part, dependant upon our ability to acquire not less than $50,000 of capital. We doe not now have any meaningful capital and there can be no assurance that we will be successful in obtaining sufficient capital on terms not unfavorable to us, if at all. We have not conducted any market research with respect to the devices nor have we determined the safety and efficacy of the devices.

Item 7. Financial Statements and Exhibits.

Exhibit 99.01 - Agreement between International Products, Inc., Andrew I. Sealfon and Repro-Med Systems, Inc. dated August 26, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New England Acquisitions, Inc.

Date: August 26, 2003


/s/ Gary Cella
---------------
Gary Cella,
President